Exhibit 10.7

AMENDMENT NO. 4 TO THE

CLOUD PEAK ENERGY INC.

2009 LONG TERM INCENTIVE PLAN

THIS AMENDMENT NO. 4 (the “Amendment”), dated as of April 10, 2014, to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan (the “Plan”), as approved by the Board of Directors (the “Board”) of Cloud Peak Energy Inc. (the “Company”), is hereby adopted by the Company.

W I T N E S S E T H:

WHEREAS, the Company maintains the Plan;

WHEREAS, subject to certain limitations, Sections 15.1 of the Plan gives the Board the authority to amend the Plan;

WHEREAS, the Board, based upon the recommendation of the Compensation Committee of the Board, has determined that it is in the best interests of the Company and its subsidiaries to amend the Plan to include a provision providing for delayed delivery of awards in certain circumstances to certain participants pursuant to Code Section 409A; and

WHEREAS, the Company desires to make the amendments to the Plan described above.

NOW, THEREFORE, the Plan shall be amended as follows:

1.                                      Effective as of the date hereof, the following is added to Section 14.3 of the Plan:

“To the extent required by Section 409A of the Code, if a Grantee is a “specified employee” as defined in Section 409A of the Code and would be eligible to receive an Option and/or Award that is subject to Section 409A of the Code, such Grantee will not be entitled to such Option and/or Award upon a termination of his or her employment until the earlier of (i) the expiration of the six (6)-month period measured from the date of such Grantee’s “separation from service” (within the meaning of Section 409A of the Code) or (ii) the date of such Grantee’s death. Upon the expiration of any applicable 409A deferral period, all payments and benefits deferred pursuant to this Section 14.3 will be paid or reimbursed to such Grantee in a lump sum as soon as practicable, but in no event later than thirty (30) days following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.”

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2.                                      Except as expressly amended herein, the Plan remains in full force and effect in accordance with its terms.

3.                                      This Amendment has been executed on this 10th day of April, 2014.

CLOUD PEAK ENERGY INC.

By:	/s/ Cary W. Martin

Its:	SVP-Human Resources

Amendment No. 4 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan